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                                    SIROTE
                                      &
                                   PERMUTT

                          A PROFESSIONAL CORPORATION


                         2222 Arlington Avenue South
                                  Reply To:
                            Post Office Box 55727
                       Birmingham, Alabama  35255-5727
                           Telephone (205) 933-7111
                           Facsimile (205) 930-5301
                         Writer's direct dial number:
                                (205) 930-5133


                                March 21, 1995




Big B, Inc.
2600 Morgan Road, S.E.
Birmingham, Alabama  35023

     Re:    Registration Statement on Form S-3

Gentlemen:

     We have acted as your counsel in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission on March 21, 1995, of up to 2,905,750 shares of Common Stock, $.001 par value, of Big B, Inc. (the "Company") to be sold by the Company, and 205,000 shares to be sold by Joseph
S. Bruno, Anthony J. Bruno and Vincent J. Bruno (collectively the "Shares"), to Morgan Keegan & Company, Inc. (the "Underwriter"), pursuant to the Underwriting Agreement between the Company and the Underwriter filed as Exhibit 1 to the Registration Statement (the "Underwriting Agreement").

     In connection with this opinion, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary and appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

     Based upon the foregoing, we are of the opinion that the Shares, when issued and delivered in the manner and on the terms described in the Registration Statement and the Underwriting Agreement (after the Registration Statement is declared effective), will be duly authorized, validly issued, fully paid and non-assessable.



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Big B, Inc.
March 21, 1995
Page 2


             We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to us under the caption "Legal Matters" in the prospectus included in the Registration Statement.


                                               Very truly yours,



                                               SIROTE & PERMUTT, P.C.